                                                                     EXHIBIT 3.1





                                   CORRECTED

                          CERTIFICATE OF DESIGNATION

                                    of the

                     SERIES A CONVERTIBLE PREFERRED STOCK

                                      the

                SERIES B NON-VOTING CONVERTIBLE PREFERRED STOCK

                                    and the

                        SERIES C JUNIOR PREFERRED STOCK

                                      of

                         ADVANCED RADIO TELECOM CORP.


     Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, it is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Advanced Radio Telecom Corp.

     2. The Certificate of Designation of the Series A Convertible Preferred Stock, the Series B Non-Voting Convertible Preferred Stock and the Series C Junior Preferred Stock of the corporation, which was filed by the Secretary of State of Delaware on September 8, 1999, is hereby corrected.

     3.  The inaccuracy to be corrected in said instrument is as follows:

               i. The number of shares of Series B Non-Voting Convertible Preferred Stock authorized for creation and issuance by the corporation's Board of Directors was 902,893, not 510,000 as indicated in the Certificate of Incorporation.

               ii. The number of shares of Series C Junior Preferred Stock authorized for creation and issuance by the corporation's board of directors was 902,893, not 510,000 as indicated in the Certificate of Incorporation.

     4.  The entire instrument in corrected form is as follows:


                                   CORRECTED

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                    of the

                     SERIES A CONVERTIBLE PREFERRED STOCK

                                      the

                SERIES B NON-VOTING CONVERTIBLE PREFERRED STOCK

                                    and the

                        SERIES C JUNIOR PREFERRED STOCK

                                      OF

                         ADVANCED RADIO TELECOM CORP.

              Pursuant to Section 151 of the General Corporation
                         Law of the State of Delaware



     We, Henry C. Hirsch, Chairman, and Thomas M. Walker, Secretary, of Advanced Radio Telecom Corp. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, in accordance with Section 151 of the Delaware General Corporation Law, certify:

     FIRST: The Certificate of Incorporation of the Corporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $.001 per share, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as may be stated and expressed in a resolution or resolutions providing for the issuance of any such series adopted by the Board of Directors of the Corporation, pursuant to authority expressly vested in the Board of Directors by the Certificate of Incorporation of the Corporation.

     SECOND: The Board of Directors of the Corporation duly adopted the following resolution (i) authorizing the creation of a new series of such preferred stock, to be known as "Series A Convertible Preferred Stock," stating that 3,250,000 shares of the authorized and unissued preferred stock shall constitute such series, and setting forth a statement of the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as follows, (ii) authorizing the creation of a new series of such preferred stock, to be known as "Series B Non-Voting Convertible Preferred Stock," stating that 902,893 shares of the authorized and unissued preferred stock shall constitute such series and
(iii) authorizing the creation of a new series of such preferred stock, to be known as "Series C Junior Preferred Stock," stating that 902,893 shares of the authorized and unissued preferred stock shall constitute such series, and setting forth a statement of the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as follows:

     BE IT RESOLVED, that the terms of the Series A Convertible Preferred Stock, of the Series B Non-Voting Convertible Preferred Stock and of the Series C Junior Preferred Stock shall be as follows:

1.   Designation of Preferred Stock. The rights, preferences, privileges and
     ------------------------------
restrictions granted to and imposed on the Series A Convertible Preferred Stock, $0.001 par value (the "Series A Preferred Stock"), the rights, preferences, privileges and restrictions granted to and imposed on the Series B Non-Voting Convertible Preferred Stock (the "Series B Preferred Stock") and the rights, preferences, privileges and restrictions granted to and imposed on the Series C Junior Preferred Stock are set forth below. The number of shares of Series A Preferred Stock shall initially be 3,250,000, the number of shares of Series B Preferred Stock shall initially be 902,893, and the number of shares of Series C Junior Preferred Stock shall initially be 902,893, subject in each case to decrease (but not below the number of shares thereof (i) required to be issued under the Stock Purchase Agreement or (ii) in the case of the Series A Preferred Stock, required to be issued upon conversion of the Series B Preferred Stock as provided in this Certificate or (iii) in the case of the Series C Junior Preferred Stock, required to be issued upon conversion of the Series B Preferred Stock as provided in this Certificate or (iv) then outstanding) from time to time by action of the Board of Directors. Except as otherwise provided herein, all shares of Series A Preferred Stock and Series B Preferred Stock will be identical and will entitle holders thereof to the same rights and privileges. The Series C Junior Preferred Stock shall rank on a parity with the Common Stock, but shall be non-voting. The Series A Preferred Stock and Series B Preferred Stock are collectively referred to as the "Preferred Stock".

2.   Dividends and Distributions.  No cash dividend or distribution may be
     ---------------------------
paid in any calendar year on the Common Stock, the Series C Junior Preferred Stock or any other class or series of preferred stock ranking junior in rights and preferences to the Preferred Stock (together with the Common Stock, "Junior Stock"), unless a dividend shall have been declared and paid to the holders of record of the Preferred Stock during such calendar year in an amount equal to 10% of the then Preference Amount. In the event any dividend or distribution, including without limitation any distribution of securities or purchase rights, but not including a dividend or distribution payable solely in cash or shares of Junior Stock is declared and paid on any class of Junior Stock (a "Non-Common Distribution"), a dividend or distribution, respectively, on each outstanding share of Preferred Stock shall be concurrently declared and paid to holders of record of the Preferred Stock on the record date for the determination of holders of Junior Stock entitled to receive such Non-Common Distribution. Such dividend or distribution shall be in an amount equal to the aggregate amount of any such dividend or distribution payable (on an as-converted basis in the case of Junior Stock other than Common Stock) with respect to one share of Common Stock multiplied by the number of shares of Common Stock into which such share of Preferred Stock may be converted pursuant to the provisions of Sections 5 and 6 on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution.

3.   Liquidation, Dissolution or Winding Up.
     --------------------------------------

     a.    Liquidation Preference.  In the event of any liquidation, dissolution
           ----------------------
or winding up of the Corporation, either voluntary or involuntary, distributions to the holders of the Preferred Stock shall be made in the following manner:

     i. Each holder of Preferred Stock shall first be entitled to receive, after distribution of any of the assets of the Corporation to the holders of any other series of preferred stock ranking senior to the Preferred Stock with respect to the liquidation, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of any Junior Stock and to the holders of the Common Stock by reason of their ownership of such stock, an amount in cash per share of Preferred Stock held by such holder equal to the Preference Amount (which amount shall be subject in each case to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Preferred Stock) plus all declared but unpaid dividends on the date of such liquidation, dissolution or winding up (the "Liquidation Amount"). If after distribution of any of the assets of the Corporation to the holders of any other series of preferred stock ranking senior to the Preferred Stock, the assets and funds of the Corporation shall be insufficient to permit the payment in full to any holders of any class of stock ranking on parity with the Preferred Stock with respect to the liquidation ("Parity Stock") of its liquidation preference and to such holders of Preferred Stock of the full Liquidation Amount, then the entire remaining assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Preferred Stock and Parity Stock, to the exclusion of any junior stock, in accordance with the respective amounts which would be payable in respect of the shares held by each of them upon such distribution if all amounts payable on or in respect of such shares were paid in full.

     ii. After payment has been made to the holders of Preferred Stock of the full amount to which they are entitled pursuant to Section 3.1.1, and after payment in full of amounts to which holders of preferred stock ranking junior to the Preferred Stock with respect to liquidation by reason of their ownership of such stock (but not including for this purpose the Series C Junior Preferred Stock), the holders of the Preferred Stock shall be entitled to share ratably with the holders of the Common Stock and the Series C Junior Preferred Stock in the remaining assets, based on the number of shares of Common Stock held by them (assuming conversion of all of the shares of Preferred Stock and Series C Junior Preferred Stock into Common Stock pursuant to Section 5), until the holders of Preferred Stock have received a cumulative amount under Section 3.1.1 and
Section 3.1.2 equal to two times the Preference Amount.

     iii. After payment has been made to the holders of Preferred Stock of the full amount to which they are entitled pursuant to Sections 3.1.1 and 3.1.2, the holders of Preferred Stock shall not be entitled to any further distribution of the assets of the Corporation upon any such liquidation, dissolution or winding up.

     b.    Merger, Sale, etc.  A consolidation, merger, or sale of all or
           ------------------
substantially all the assets of the Corporation in which the stockholders of the Corporation immediately prior to such consolidation, merger, or sale do not own, directly, or indirectly, a majority of the outstanding voting power of the surviving corporation or acquiring entity, as the case may be, immediately after such merger, or sale shall be deemed a liquidation, dissolution or winding-up of the Corporation for purposes of this Section 3 unless the holders of a majority of the then- outstanding shares of Series A Preferred Stock elect not to treat any of the foregoing events as a liquidation, dissolution or winding up by giving written notice thereof to the Corporation. If such holders do not exercise their right to treat a consolidation, merger or sale as a non-liquidating event, the holders of Preferred Stock shall be entitled to receive out of the consideration paid in such conveyance the amount payable to such holders pursuant to Sections 3.1.1 and 3.1.2 above, which amount shall satisfy the Corporation's obligations pursuant to such sections.

     c.    Distribution Other Than Cash.  Whenever the distribution provided for
           ----------------------------
in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

4.   Voting Rights.
     -------------

     a.    Series A Preferred Stock.  Except as otherwise provided herein or
           ------------------------
required by law, the holders of Series A Preferred Stock shall vote together with the holders of Common Stock (and any other shares of the Corporation's stock which, by their terms, are entitled to vote together with the Common Stock as a single class) as a single class on any matter submitted to the holders of Common Stock. Each holder of Series A Preferred Stock shall have, on any matter submitted to the holders of Common Stock, the number of votes in respect of its shares of Series A Preferred Stock equal to the number of shares of Common Stock into which shares of Series A Preferred Stock held by such holder may be converted pursuant to Section 5 hereof on the record date for such vote or, if no such record date is established, at the date such vote is taken or the date of any written consent of stockholders. Record holders of Series A Preferred Stock shall be entitled to notice of any stockholders' meeting or solicitation of stockholders' consents to the same extent as the holders of Common Stock.

     b.    Series B Preferred Stock.  Except as set forth herein or as otherwise
           ------------------------
required by law, each outstanding share of Series B Preferred Stock shall not be entitled to vote on any matter and shares of Series B Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any matter. On any matter on which the holders of shares of Series B Preferred Stock are entitled to vote, all classes of Preferred Stock entitled to vote shall vote together as a single class and each holder of shares of Series B Preferred Stock entitled to vote shall be entitled to a number of votes in respect of its shares of Series B Preferred Stock equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock into which shares Series B Preferred Stock held by such holder would ultimately be converted pursuant to Sections 5 and 6 hereof on the record date for such vote if actually converted (assuming for this purpose that such Series B Preferred Stock was fully convertible at such time) or, if no such record date is established, at the date such vote is taken or the date of any written consent of stockholders; provided that, notwithstanding the foregoing, holders of shares of Series B Preferred Stock shall be entitled to vote as a separate class on any amendment to this subparagraph 4.2.

     c.    Series C Junior Preferred Stock.  Except as set forth herein or as
           -------------------------------
otherwise required by law, each outstanding share of Series C Junior Preferred Stock shall not be entitled to vote on any matter and shares of Series C Junior Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any matter. On any matter on which the holders of shares of Series C Junior Preferred Stock are entitled to vote, all Shares of Common Stock entitled to vote shall vote together as a single class and each holder of shares of Series C Junior Preferred Stock entitled to vote shall be entitled to a number of votes in respect of its shares of Series C Junior Preferred Stock equal to the number of shares of Common Stock into which the shares of Series C Junior Preferred Stock held by such holder would be converted pursuant to
Section 6 hereof on the record date for such vote if actually converted (assuming for this purpose that such Series C Junior Preferred Stock was fully convertible at such time) or, if no such record date is established, at the date such vote is taken or the date of any written consent of stockholders; provided that, notwithstanding the foregoing, holders of shares of Series C Junior Preferred Stock shall be entitled to vote as a separate class on any amendment to this subparagraph 4.3.

     d.    Election of Directors.  Except as otherwise provided by law, the
           ---------------------
holders of Preferred Stock are entitled as a group, voting together as a separate class with each share entitled to one vote (i) so long as such holders hold not less than two-sevenths of the outstanding voting securities of the Corporation on an as-converted basis, to elect one member of the class of directors whose term initially terminated in July 1997 ("Class I") and one member of the class of directors whose term initially terminated in July 1998 ("Class II") at each annual election of directors of such classes and (ii) so long as such holders hold not less than one-seventh of the outstanding voting securities of the Corporation on an as-converted basis, to elect one Class I member of the Board of Directors of the Corporation at each annual election of directors of such Class; provided, that, if not sooner terminated in accordance
                         --------
with the foregoing provisions, the class voting right contained in this subparagraph 4.4 shall terminate (x) as to one director in the event that the Company is no longer obligated to use its best efforts to nominate and present to stockholders the proposed election of both the Telesource Nominee and Oak Nominee (as such terms are defined in the Stock Purchase Agreement) and (y) as to both directors in the event the Company is no longer obligated to use its best efforts to nominate and present to stockholders the proposed election of either of the Telesource Nominee or the Oak Nominee

5.   Conversion Rights.  The holders of Series A Preferred Stock shall have the
     -----------------
following rights with respect to the conversion of the Series A Preferred Stock into shares of Common Stock:

     a.    General.  Subject to and in compliance with the provisions of this
           -------
Section 5, shares of Series A Preferred Stock may, at the option of the holder, be converted at any time into the number of shares of fully-paid and non-assessable shares of Common Stock equal to the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5.2) by the number of shares of Series A Preferred Stock held by such holder being converted.

     b.    Applicable Conversion Rate.  The conversion rate in effect at any
           --------------------------
time for the Series A Preferred Stock (the "Applicable Conversion Rate") shall be the quotient obtained by dividing the Preference Amount by the Applicable Conversion Value, calculated as provided in Section 5.3.

     c.    Applicable Conversion Value.  The Applicable Conversion Value shall
           ---------------------------
initially be $8.00 per share and shall be adjusted from time to time in accordance with Section 5.4 hereof (as so adjusted, the "Applicable Conversion Value").

     d.    Adjustments to Applicable Conversion Value.  In the event of (A) a
           ------------------------------------------
subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, (B) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (C) the issuance of shares of Common Stock for no consideration by way of a stock dividend or other distribution (any of the foregoing being referred to as an "Extraordinary Common Stock Event"), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Common Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     e.    Reclassification.  If the Common Stock issuable upon the
           ----------------
conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, consolidation, merger or otherwise (other than any event as to which either Section 3.2 applies or that is otherwise provided for elsewhere in this Section 5), then and in each such event, the holder of each share of Series A Preferred Stock shall have the right thereafter to convert the shares of Series A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reclassification or change, all subject to further adjustment as provided herein.

     f.  Good Faith.  If any event occurs as to which in the reasonable opinion
         ----------
of the Board of Directors of the Corporation, in good faith, the other provisions of this Section 5 are not strictly applicable but the lack of any adjustment in the Applicable Conversion Rate would not in the opinion of the Board of Directors of the Corporation fairly protect the conversion rights of the holders of the Series A Preferred Stock in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the conversions rights of the holders of the Series A Preferred Stock in accordance with the basic intent and principles of such provisions, then the Board of Directors of the Corporation shall effect an appropriate adjustment to the Applicable Conversion Rate, on a basis consistent with the basic intent and principles of this Section 5, necessary in their good faith judgment to preserve, without dilution, the exercise rights of all the registered holders of the Series A Preferred Stock.

     g.  Exercise of Conversion Privilege.  To exercise its conversion
         --------------------------------
privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office or, if the Corporation has appointed an agent and provided the holders of Series A Preferred Stock notice thereof, at any agent designated by the Corporation for such purpose, and shall give written notice to the Corporation at that office that such holder elects to convert such shares, or if fewer than all the shares represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. Each conversion of Series A Preferred Stock shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in the written notice (the "Conversion Date"); provided, however, that the Conversion Date shall not be a date earlier than the date such notice is received by the Corporation (or its designated agent), and if such notice does not specify a conversion date, the Conversion Date shall be deemed to be the date such notice is received by the Corporation (or its designated agent). On the Conversion Date, the rights of the holder of such Series A Preferred Stock as such holder (including the right to receive dividends in cash) shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     As promptly as practicable after the later of (x) the Conversion Date and
(y) the date the holder has delivered its notice and the certificates evidencing the shares of Series A Preferred Stock converted into shares of Common Stock in accordance herewith, the Corporation shall deliver to the converting holder at the address set forth in the conversion notice:

     (1) a certificate or certificates representing, in the aggregate, the number of shares of Common Stock issued upon such conversion, in the same name or names as the certificates representing the converted shares and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in a share of Common Stock as provided in Section 5.8; and

     (2) a certificate representing any shares of Series A Preferred Stock that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

     The issuance of certificates for shares of Common Stock upon the conversion of Series A Preferred Stock shall be made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

     h.    Cash in Lieu of Fractional Shares.  No fractional shares of Common
           ---------------------------------
Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Corporation shall pay to the holder of the converted shares of Series A Preferred Stock cash in respect to such fractional shares in an amount equal to the same fraction of the market price per share of Common Stock (as determined in a reasonable manner prescribed by the Board of Directors).

     i.    Automatic Conversion. Each share of Series A Preferred Stock shall be
           --------------------
automatically converted into fully-paid and non-assessable shares of Common Stock in accordance with the terms of this Section 5: (i) upon the closing of a firm commitment underwritten public equity offering of the Corporation yielding aggregate net proceeds to the Corporation of at least $75,000,000 at a price per share of Common Stock of at least $18.00 (as appropriately adjusted for stock dividends, stock combinations, stock splits and recapitalization and the like),
(ii) at the close of business on the first day after June 1, 2001, on which the Closing Price (as defined in Section 10) of the Common Stock has exceeded $18.00 per share (as appropriately adjusted for stock dividends, stock combinations, stock splits, recapitalizations and the like) for at least 30 of 40 consecutive Trading Days (as defined in Section 10), (iii) upon the approval of the holders of two-thirds of the then-outstanding Series A Preferred Stock, voting together as a single class or (iv) upon the conversion into either Common Stock or Series C Junior Preferred Stock of seventy-five percent of the Preferred Stock issued pursuant to the Stock Purchase Agreement.

     Upon the occurrence of the conversion specified in this Section 5.9, the holders of the Series A Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. The number of shares of Common Stock to which each holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5.2) by the number of shares of Series A Preferred Stock held by such holder being converted. As promptly as practicable after such conversion, upon surrender by such holder of certificates representing its shares of Series A Preferred Stock, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash payment in lieu of fractional shares to which such holder may be entitled pursuant to this Section 5. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of the Series A

Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

     j.    Record Dates and Dividends.  Holders of shares of Series A Preferred
           --------------------------
Stock at the close of business on a record date for any Non-Common Distribution will be entitled to receive the dividend or distribution, respectively, payable on such shares of Series A Preferred Stock pursuant to Section 2 on the corresponding payment date for such Non-Common Distribution notwithstanding the conversion of such shares of Series A Preferred Stock following such record date and prior to such payment date.

6.   Special Conversion of Non-Voting Stock.
     --------------------------------------

     a.    Automatic Conversion of Series B Preferred Stock and Series C Junior
           --------------------------------------------------------------------
Preferred Stock Upon Transfer to Stockholder other than a Restricted
--------------------------------------------------------------------
Stockholder.   Notwithstanding any other provision of this Section 6, if any
-----------
shares of Series B Preferred Stock or Series C Junior Preferred Stock shall at any time be properly transferred to a record holder which is not, and would not immediately after such transfer be, a Restricted Stockholder, each such share shall be immediately and automatically converted into either (i) the number of shares of Series A Preferred Stock determined by multiplying the Applicable Series B Conversion Rate (defined below) by the number of shares of Series B Preferred Stock being converted or (ii) a number of shares of Common Stock determined by multiplying the Applicable Series C Conversion Rate (defined below) by the number of shares of Series C Junior Preferred Stock being converted, as applicable.

     b.    Automatic Conversion of Series B Preferred Stock or Series C Junior
           -------------------------------------------------------------------
Preferred Stock Upon Additional Equity Issuance.  In the event that at any time,
-----------------------------------------------
from time to time after the effective date of this Certificate of Designation, the Corporation issues additional shares of Common Stock or other voting equity securities to any person other than a Restricted Stockholder or any Restricted Stockholder transfers in accordance with the transfer provisions contained herein or in the Standstill Agreement, shares of Series A Preferred Stock to an entity that would not, after giving effect to such transfer constitute a Restricted Stockholder, such that the quotient, expressed as a percentage, obtained by dividing (x) the aggregate number of votes which the Restricted
            --------
Stockholders are entitled to vote generally with the holders of Common Stock as a result of all shares of Series A Preferred Stock and all shares of Common Stock issuable upon conversion of Series A Preferred Stock or other voting securities held by the Restricted Stockholders, minus the number of votes which the Restricted Stockholders are entitled to vote as a result of all Unrestricted Shares held by Restricted Stockholders by (y) the number of votes which all
                                       --
holders of the Corporation's equity securities (including the Restricted Stockholders) are entitled to vote generally with the holders of Common Stock with regard to the election of directors is less than forty-five percent (45%), an aggregate number of shares of Series B Preferred Stock required to cause the solution to the foregoing equation to equal forty-five percent (45%) shall be automatically converted to a number of shares of Series A Preferred Stock determined by multiplying the Applicable Series B Conversion Rate (defined below) by the number of shares of Series B Preferred Stock being converted. To the extent that no shares of Series B Preferred Stock remain outstanding, then a number of shares of Series C Junior Preferred Stock held by the Restricted Holders equal to the number of shares required to cause the equation in the foregoing sentence to yield a result equal to forty-five percent (45%) shall be converted, pro rata among the Holders thereof, into a number of shares of Common Stock determined by multiplying the Applicable Series C Conversion Rate (defined below) by the number of shares of Series C Junior Preferred Stock being converted.


     c.    Applicable Series B Conversion Rate.  The conversion rate in effect
           -----------------------------------
at any time for the Series B Preferred Stock (the "Applicable Series B Conversion Rate") shall be the quotient obtained by dividing the Preference Amount by the Applicable Series B Conversion Value, calculated as provided in
Section 6.4.

     d.    Applicable Series B Conversion Value.  The Applicable Series B
           ------------------------------------
Conversion Value shall initially be $80.00 per share and shall be adjusted from time to time in accordance with Section 6.5 hereof (as so adjusted, the "Applicable Series B Conversion Value").

     e.    Adjustments to Applicable Series B Conversion Value.  In the event of
           ---------------------------------------------------
(A) a subdivision of outstanding shares of Series A Preferred Stock into a greater number of shares of Series A Preferred Stock, (B) a combination of outstanding shares of Series A Preferred Stock into a smaller number of shares of Series A Preferred Stock, or (C) the issuance of shares of Series A Preferred Stock for no consideration by way of a stock dividend or other distribution (any of the foregoing being referred to as an "Extraordinary Series A Preferred Stock Event"), the Applicable Series B Conversion Value shall, simultaneously with the happening of such Extraordinary Series A Preferred Stock Event, be adjusted by multiplying the then effective Applicable Series B Conversion Value by a fraction, the numerator of which shall be the number of shares of Series A Preferred Stock outstanding immediately prior to such Extraordinary Series A Preferred Stock Event and the denominator of which shall be the number of shares of Series A Preferred Stock outstanding immediately after such Extraordinary Series A Preferred Stock Event, and the product so obtained shall thereafter be the Applicable Series B Conversion Value. The Applicable Series B Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Series A Preferred Stock Event or Events.

     f. Mechanics of Automatic Conversion of Series B Preferred Stock.  Upon
        -------------------------------------------------------------
the occurrence of an event specified in Sections 6.1 or 6.2, the Series B Preferred Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Series A Preferred Stock issuable upon such conversion unless certificates evidencing such shares of the Series B Preferred Stock being converted are either delivered to the Corporation or its transfer agent. Upon the automatic conversion of the Series B Preferred Stock, the holder of such Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Series A Preferred Stock into which the shares of Series B Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. From and after the date of the event that causes the automatic conversion pursuant to Sections 6.1 and 6.2, all rights of the holder with respect to the Series B Preferred Stock so converted shall terminate, except only the right of such holder, upon the surrender of such holder's certificate or certificates therefor, to receive certificates for the number of shares of Series A Preferred Stock issuable upon conversion thereof.

   g.    Automatic Conversion into Series C Junior Preferred Stock. Each share
         ---------------------------------------------------------
of Series B Preferred Stock shall be automatically converted into fully-paid and non-assessable shares of Series C Junior Preferred Stock in accordance with the terms of this Section 6.7: (i) upon the closing of a firm commitment underwritten public equity offering of the Corporation yielding aggregate net proceeds to the Corporation of at least $75,000,000 at a price per share of Common Stock of at least $18.00 (as appropriately adjusted for stock dividends, stock combinations, stock splits and recapitalization and the like), (ii) at the close of business on the first day after June __, 2001, on which the Closing Price (as defined in Section 10) of the Common Stock has exceeded $18.00 per share (as appropriately adjusted for stock dividends, stock combinations, stock splits, recapitalizations and the like) for at least 30 of 40 consecutive Trading Days (as defined in Section 10), (iii) upon the approval of the holders of two-thirds of the then-outstanding Series B Preferred Stock, voting together as a single class or (iv) upon the conversion into either Common Stock or Series C Junior Preferred Stock of seventy-five percent of the Preferred Stock issued pursuant to the Stock Purchase Agreement.

   Upon the occurrence of the conversion specified in this Section 6.7, the holders of the Series B Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Series C Junior Preferred Stock. The number of shares of Series C Junior Preferred Stock to which each holder of Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Series B Conversion Rate (determined as provided in Section 6.3) by the number of shares of Series B Preferred Stock held by such holder being converted. As promptly as practicable after such conversion, upon surrender by such holder of certificates representing its shares of Series B Preferred Stock, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Series C Junior Preferred Stock to which such holder is entitled, together with any cash payment in lieu of fractional shares to which such holder may be entitled pursuant to this Section 6. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of the Series B Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

     h.    Applicable Series C Conversion Rate.  The Applicable Series C
           -----------------------------------
Conversion Rate shall at all times equal the Applicable Conversion Rate, calculated in accordance with Section 5 hereof.

7.   Capital Stock.
     -------------

     a.    No Reissuance of Preferred Stock.  No share or shares of Preferred
           --------------------------------
Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

     b.   Reservation of Stock.
          --------------------

          (a) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or out of its authorized shares of Common Stock held in the treasury of the Corporation), for the purpose of effecting the conversion of the Series A Preferred Stock and the Series C Junior Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion pursuant to Section 5 of all outstanding shares of Series A Preferred Stock (including for this purpose shares of Series B Preferred Stock convertible into Series A Preferred Stock) and the conversion pursuant to
Section 6 of all outstanding shares of Series C Junior Preferred Stock.

          (b) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series A Preferred Stock (or out of its authorized shares of Series A Preferred Stock held in the treasury of the Corporation), for the purpose of effecting the conversion of the Series B Preferred Stock, the full number of shares of Series A Preferred Stock then issuable upon the conversion pursuant to Section 6 of all outstanding shares of Series B Preferred Stock.

          (c) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series C Junior Preferred Stock (or out of its authorized shares of Series C Junior Preferred Stock held in the treasury of the Corporation), for the purpose of effecting the conversion of the Series B Preferred Stock, the full number of shares of Series C Junior Preferred Stock then issuable upon the conversion pursuant to Section 6 of all outstanding shares of Series B Preferred Stock.

8.   Notices of Record Date.  In the event of the proposed sale of all or
     ----------------------
substantially all of the assets of the Corporation or merger or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall use reasonable efforts to mail or cause to be mailed to each holder of record of Preferred Stock a notice (at least twenty (20) days in advance of the following) specifying (i) the date on which any such sole, merger, dissolution, liquidation or winding up is expected to become effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their share of Common Stock (or other securities) for securities or other property deliverable upon such dissolution, liquidation or winding up. Except as set forth above in this Section 8, in the event the Corporation provides any notice or mailing to the holders of Common Stock, such notice shall be provided, at substantially the same time and in substantially the same manner, to the holders of Preferred Stock.

9.   Amendments.  The provisions of the terms of the Preferred Stock may not be
     ----------
amended, modified or waived without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock.

10.  Definitions.
     -----------

     a.  "Closing Price" for any date shall mean, so long as the Common
Stock is quoted on The Nasdaq Stock Market (or its successor), the last bid price of the Common Stock on that date, or if the Common Stock is no longer quoted on The Nasdaq Stock Market and is then listed on any national securities exchange, the last sale price of the Corporation's Common Stock on such exchange on that date.

     b.  "Preference Amount" shall mean $80.00.

     c. "Restricted Stockholder" shall mean (i) any party (other than the Corporation) to the Stock Purchase Agreement and their respective "affiliates" or "associates" (as each such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934); and (ii) any person or entity that acquires shares of Preferred Stock or any securities, including Common Stock, that were issued upon conversion of the Preferred Stock, from a party to or an affiliate or associate of any party (other than the Corporation) to the Stock Purchase Agreement unless such shares were acquired either (x) in a sale to the public pursuant to Rule 144 under the Securities Act of 1933, or an offering registered under such Act or (y) in a transfer not prohibited by that certain Standstill Agreement dated June 1, 1999 among the Corporation and certain of the Corporation's stockholders, (the "Standstill Agreement"), if following such transfer the transferee is not (i) bound by the terms of such agreement, nor (ii) an affiliate or associate of any entity so bound (other than solely an affiliate or associate of the Corporation) nor (iii) an affiliate or associate of a Restricted Stockholder.

     d. "Stock Purchase Agreement" shall mean that certain Preferred Stock Purchase Agreement among the Corporation and the initial purchasers of the Preferred Stock, dated June 1, 1999, as amended and in effect from time to time.

     e. "Trading Days" shall mean any date on which The Nasdaq Stock Market is open for the quotation of securities or, if the Common Stock is no longer quoted on The Nasdaq Stock Market and is then listed on any national securities exchange, any date such exchange is open for the trading of securities.

     f. "Unrestricted Shares" means (i) any shares of voting capital stock of the Corporation owned by Columbia Capital, L.L.C. and Advent International Corporation and their respective affiliates (the "Existing Holders") other than shares of Preferred Stock acquired by Existing Holders pursuant to the Purchase Agreement (or the conversion or further conversion of such shares pursuant to the terms hereof), or (ii) any shares of voting capital stock of the Corporation acquired by Existing Holders upon exercise of the Existing Holders' rights in
Section 4.16 of the Purchase Agreement (or the exercise, conversion or exchange of securities acquired on exercise of such rights), in each case, so long as such shares are not held by any Restricted Stockholder other than an Existing Holder.

     ADVANCED RADIO TELECOM CORP. has caused this Corrected Certificate of Designation to be signed by Robert S. McCambridge, its Chief Executive Officer, and attested by Thomas M. Walker, its Secretary, this 12th day of November, 1999.


                                   /s/ R. S. McCambridge
                                  _____________________________________
                                  R. S. McCambridge
                                  Interim Chief Executive Officer


ATTEST,

 /s/ Thomas M. Walker
________________________________
Secretary, Thomas M. Walker